Exhibit 5.1

Pillsbury Winthrop Shaw Pittman LLP

50 Fremont Street | San Francisco, CA 94105-2228 | tel 415.983.1000 | fax 415.983.1200

MAILING ADDRESS: P. O. Box 7880 | San Francisco, CA 94120-7880

March 30, 2012

UnionBanCal Corporation

400 California Street

San Francisco, California 94104

Re:	UnionBanCal Corporation

Registration Statement on Form F-3

Ladies and Gentlemen:

We are acting as special counsel to UnionBanCal Corporation, a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form F-3 (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) relating to the registration of the following securities with a maximum aggregate offering price of $1.5 billion: (i) shares of preferred stock of the Company, par value $1.00 per share (the “Preferred Stock”), in one or more series; (ii) depositary shares each representing fractional interests in Preferred Stock (the “Depositary Shares”) evidenced by depositary receipts (“Receipts”), which may be issued pursuant to one or more deposit agreements proposed to be entered into between the Company and a depositary to be named (each, a “Deposit Agreement”); and (iii) senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities of the Company, in one or more series (collectively, the “Debt Securities”), which may be issued under the Trust Indenture between UnionBanCal Corporation and The Bank of New York Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association), as trustee (the “Trustee”) dated as of December 8, 2003 (the “Indenture”), filed as an exhibit to the Registration Statement. The Preferred Stock, the Depositary Shares and the Debt Securities are collectively referred to herein as the “Offered Securities.”

In rendering the opinions set forth herein, we have reviewed (i) the Registration Statement, (ii) the Indenture, (iii) the form of Deposit Agreement, filed as an exhibit to the Registration Statement, (iv) the Certificate of Incorporation of the Company and the Bylaws of the Company, each as in effect on the date hereof, (v) the form of Preferred Stock and (vi) the form of the Depositary Shares. We have also reviewed such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions expressed in this letter.

In our review, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In connection with our review of executed documents or documents to be executed, we have assumed that the parties thereto (other than the Company) had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, trust or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.	With respect to any series of Debt Securities, when the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	With respect to the Preferred Stock, when (i) the Preferred Stock has received the prior approval of the holders of a majority of the issued and outstanding shares of the Company’s common stock; (ii) a Certificate of Designation conforming to the DGCL (as defined herein) with respect to such Preferred Stock has been duly filed with the Secretary of State of the State of Delaware; (iii) certificates representing the shares of such Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for such Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iv) the Company receives the agreed-upon cash consideration per share for such Preferred Stock in an amount at least equal to the par value thereof and in a form legally valid under Section 152 of the DGCL, such shares of Preferred Stock will be legally issued, fully paid and nonassessable.

3.	With respect to Depositary Shares representing fractional interests in any series of Preferred Stock, when (i) a Certificate of Designation conforming to the DGCL with respect to such Preferred Stock has been duly filed with the Secretary of State of the State of Delaware; (ii) the applicable Deposit Agreement has been duly executed and delivered; (iii) the related shares of Preferred Stock have been duly authorized and validly issued in accordance with the laws of the State of Delaware and delivered to the depositary for deposit in accordance with the Deposit Agreement; and (iv) the Receipts evidencing the Depositary Shares have been duly issued upon the payment of the agreed-upon consideration therefor and against deposit of the related shares of Preferred Stock with the depositary in accordance with the Deposit Agreement, such Depositary Shares will be validly issued, fully paid and nonassessable and the Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

The opinions set forth above are subject to the following qualifications, further assumptions and limitations:

(a)	the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law); and

(b)	to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of any agreement or instrument, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 and N.Y. C.P.L.R. 327(b) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any Offered Securities, the Registration Statement, and any amendments thereto (including post-effective amendments) will be effective under the Securities Act, a prospectus supplement to the prospectus forming a part of the Registration Statement will have been prepared and filed with the Commission describing the Offered Securities, the corporate authorization of such Offered Security will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity or enforceability of such Offered Security. We have also assumed that none of the terms of any Offered Security to be established subsequent to the date hereof nor the issuance and delivery of such Offered Security, nor the compliance by the Company with the terms of such Offered Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Our opinions set forth above are limited to the General Corporation Law of the State of Delaware (the “DGCL”) and the law of the State of New York, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and in the prospectus forming a part thereof and any prospectus supplement thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP

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